Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                         For the Month of December 1999
                     Distribution Date of January 18, 2000
                            Servicer Certificate #27

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $178,138,043.90
Beginning Pool Factor                                        0.3562801

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $7,616,830.13
     Interest Collected                                  $1,423,454.02

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $413,418.81
Total Additional Deposits                                  $413,418.81

Repos / Chargeoffs                                         $273,685.09
Aggregate Number of Notes Charged Off                              129

Total Available Funds                                    $9,453,702.96

Ending Pool Balance                                    $170,247,528.68
Ending Pool Factor                                           0.3404989

Servicing Fee                                              $148,448.37

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,353,701.23
     Target Percentage                                           5.25%
     Target Balance                                      $8,937,995.26
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                  ($353,813.44)
     Ending Balance                                      $9,999,887.79

Current Weighted Average APR:                                   9.614%
Current Weighted Average Remaining Term (months):                28.21

Delinquencies                                              Dollars        Notes
     Installments:               1 - 30 days            $1,701,991.87     1,250
                                 31 - 60 days             $499,160.06       356
                                 60+  days                $211,182.21        95

     Total:                                             $2,412,334.14     1,262

     Balances:                   60+  days              $2,718,709.21        95

Memo Item - Reserve Account
     Prior Month                                        $9,830,208.44
+    Invest. Income                                        $42,111.22
+    Excess Serv.                                         $481,381.57
+    Transfer (to) / from Collections Account                   $0.00
     Beginning Balance                                 $10,353,701.23

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of December 1999

                                                                        NOTES
                                                    (Money Market)
                                      TOTAL          CLASS A - 1     CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                 5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance           $178,138,043.90
Ending Pool Balance              $170,247,528.68

Collected Principal                $7,616,830.13
Collected Interest                 $1,423,454.02
Charge - Offs                        $273,685.09
Liquidation Proceeds / Recoveries    $413,418.81
Servicing                            $148,448.37
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $9,305,254.59

Beginning Balance                $178,138,043.90            $0.00           $0.00   $22,403,212.39  $149,500,000.00   $6,234,831.51

Interest Due                         $933,357.80            $0.00           $0.00      $115,749.93      $784,875.00      $32,732.87
Interest Paid                        $933,357.80            $0.00           $0.00      $115,749.93      $784,875.00      $32,732.87
Principal Due                      $7,890,515.22            $0.00           $0.00    $7,614,347.19            $0.00     $276,168.03
Principal Paid                     $7,890,515.22            $0.00           $0.00    $7,614,347.19            $0.00     $276,168.03

Ending Balance                   $170,247,528.68            $0.00           $0.00   $14,788,865.20  $149,500,000.00   $5,958,663.48
Note / Certificate Pool Factor                             0.0000          0.0000           0.1120           1.0000          0.3405
   (Ending Balance / Original Pool Amount)
Total Distributions                $8,823,873.02            $0.00           $0.00    $7,730,097.12      $784,875.00     $308,900.90

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $481,381.57
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $10,353,701.23
(Release) / Draw                    ($353,813.44)
Ending Reserve Acct Balance        $9,999,887.79

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of December 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                  4                3                 2                 1
                                             Aug-99             Sep-99           Oct-99            Nov-99             Dec-99
Beginning Pool Balance                   $215,198,969.48   $205,970,930.43   $197,220,858.73   $186,675,132.54   $178,138,043.90

A)   Loss Trigger:
Principal of Contracts Charged Off           $506,853.12       $436,941.54       $383,560.70       $674,517.68       $273,685.09
Recoveries                                   $539,942.09     $1,373,371.01       $316,372.50       $174,724.14       $413,418.81

Total Charged Off (Months 5, 4, 3)         $1,327,355.36
Total Recoveries (Months 3, 2, 1)            $904,515.45
Net Loss / (Recoveries) for 3 Mos            $422,839.91 (a)

Total Balance (Months 5, 4, 3)           $618,390,758.64 (b)

Loss Ratio Annualized  [(a/b) * (12)]           0.82053%

Trigger:  Is Ratio > 1.5%                             No
                                                                                 Oct-99            Nov-99             Dec-99

B)   Delinquency Trigger:                                                      $3,532,084.21     $2,435,089.78      2,718,709.21
     Balance delinquency 60+ days                                                   1.79093%          1.30445%          1.52618%
     As % of Beginning Pool Balance                                                 1.55090%          1.67045%          1.54052%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:               2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer